UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 7, 2013

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 7, 2013, RTI Surgical, Inc. held a special meeting of stockholders in order to (1) approve, under applicable NASDAQ Listing Rules, the issuance of shares of our common stock upon conversion of the Series A Convertible Preferred Stock in excess of 19.99% of our common stock outstanding prior to such issuance, and (2) approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve the foregoing proposal. Both proposals submitted to a vote of the Company’s stockholders are described in the definitive proxy statement furnished to stockholders in connection with the special meeting, which was filed with the Securities and Exchange Commission on September 27, 2013, were approved. The number of shares of common stock entitled to vote at the annual meeting was 56,081,349. The number of shares of common stock present or represented by valid proxy was 43,901,180. The final voting results, as certified by the inspector of election in its report dated November 7, 2013, were as follows:

1. To approve, under applicable NASDAQ Listing Rules, the issuance of shares of our common stock upon conversion of the Series A Convertible Preferred Stock in excess of 19.99% of our common stock outstanding prior to such issuance. The vote totals were 43,292,313 shares for, 525,048 shares against and 83,819 share abstentions.

2. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve the foregoing proposal. The vote totals were 39,887,392 shares for, 3,962,609 shares against and 51,179 share abstentions.

The final report of the inspector of election indicated that there were no broker non-votes on either of these proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: November 7, 2013	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer